Exhibit 10.14.2

NKGEN BIOTECH, INC.

STOCK OPTION GRANT NOTICE

(2019 EQUITY INCENTIVE PLAN)

NKGen Biotech, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (as amended and/or restated as of the Date of Grant set forth below, the “Plan”), has granted to Optionholder an option to purchase the number of shares of the Common Stock set forth below (the “Option”).  The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (the “Grant Notice”) and in the Plan, the Option Agreement, and the Notice of Exercise, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety.  Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Option Agreement shall have the meanings set forth in the Plan or the Option Agreement, as applicable. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:
Exercise Schedule:	[Same as Vesting Schedule] [Early Exercise Permitted]
Type of Grant[1]:	[Incentive Stock Option] [Nonstatutory Stock Option]

Vesting Schedule:

[Sample of standard vesting.  12/48ths of the total shares will vest on the one-year anniversary of the Vesting Commencement Date, and 1/48th of the total shares will vest each month thereafter on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to Optionholder’s Continuous Service as of each such date.]

Payment: By one or a combination of the following items (described in the Option Agreement):

•	By cash, check, bank draft, electronic funds transfer or money order payable to the Company
•	Pursuant to a Regulation T Program if the shares are publicly traded, and subject to the Company’s consent at the time of exercise
•	By delivery of already-owned shares if the shares are publicly traded, and subject to the Company’s consent at the time of exercise
•	If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

[1]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

Optionholder Acknowledgements:  By Optionholder’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Optionholder understands and agrees that the Option is governed by this Stock Option Grant Notice, and the provisions of the Plan and the Option Agreement and the Notice of Exercise, all of which are made a part of this document.

By accepting this Option, Optionholder consents to receive this Grant Notice, the Option Agreement, the Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Optionholder represents that he or she has read and is familiar with the provisions of the Plan and the Option Agreement.  Optionholder acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except in writing signed by Optionholder and a duly authorized officer of the Company.

Optionholder further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise and the terms of the Plan, the terms of the Plan shall control.  Optionholder further acknowledges that the Option Agreement sets forth the entire understanding between Optionholder and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Optionholder and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Optionholder in each case that specifies the terms that should govern this Option.

Optionholder further acknowledges that this Grant Notice has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Optionholder in any capacity. Optionholder has been provided with an opportunity to consult with Optionholder’s own counsel with respect to this Grant Notice.

This Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

NKGen Biotech, Inc.		Optionholder:
By:		By:
	(Signature)		(Signature)
Title:		Email:
Date:		Date:

Attachments:  Option Agreement, 2019 Equity Incentive Plan and Notice of Exercise

ATTACHMENT I

OPTION AGREEMENT

ATTACHMENT II

2019 Equity Incentive Plan

ATTACHMENT III

NOTICE OF EXERCISE